EXHIBIT 10.4

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT made as of the 1st day of August 2000.

BETWEEN:

BALATON POWER INC.,
a company incorporated under the laws of the
Province of British Columbia and having
offices at #708-1111 West Hastings Street,
Vancouver, B.C. Canada (the "Company")
OF THE FIRST PART

AND:

ANDREW FINNERAN
businessman, residing at 6151 Doulton Avenue,
Richmond B.C., Canada V7C 5A2 ("Consultant")
OF THE SECOND PART

THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties mutually covenant and agree as follows:

  ENGAGEMENT

1.1 The Company hereby engages Consultant to provide and perform certain services to assist the Company in obtaining financing by identifying potential investors and other sources of financing and introducing the Company to such investors or sources of financing and to perform such other services and duties as the President may instruct, subject to the directions of the President and Board of Directors of the Company, and Consultant agrees to provides such services on the terms and conditions set out in this agreement.

1.2 Consultant shall be available as required by the Company during regular working hours for a minimum (if 50 hours per month to provide the services described in Paragraph 1.1 and shall well and conscientiously serve the Company and use all reasonable efforts to promote the interests of the Company during the continuation of his services hereunder. Consultant will not perform a service for or provide advice to any person, firm or corporation where the performance of the service or the provision of the advice gives rise to a conflict of interest between the obligations of Consultant to the Company under this Agreement and the obligations of Consultant to such other person, firm or corporation. Provided there is no conflict, Consultant may provide services to others or act as a director or advisor for other corporations and Organizations.
  COMPENSATION AND REIMBURSEMENT

2.1 The Company will pay to Consultant monthly fees for services of US$3,500 plus any applicable federal goods and services taxes (GST) (currently 7% of the fees) and any applicable provincial social services taxes.

2.2 Fees shall be paid monthly within 10 days of the end of each calendar month. All payments shall be made by the Company by direct deposit to a batik account as directed by Consultant or at such other place as may be directed by Consultant from time to time in United States dollars and are to be net of any taxes, fees, levies or deductions of any kind that arc required to be withheld by die Company by the laws of a government of proper jurisdiction.

2.3 The Company agrees to reimburse Consultant for all disbursements reasonably and properly incurred including travel and related accommodation expenses incurred by him or her on behalf of the Company on presentation to the Company of proper documentation supporting the expenditures.

3. STOCK OPTIONS

3.1 The Consultant shall not be entitled to Company stock options.

4. RELATIONSHIP OF PARTIES

4.1 Consultant will perform his duties as an independent contractor and will not be deemed to be an employee of, agent of, except as specifically authorized, or co-venturer with, the Company and nothing in this Agreement will be construed so as to make Consultant the employee, or agent (except as specifically authorized) or co- venturer of the Company.

4.2 Consultant acknowledges that he is solely responsible for payment. of all taxes payable to any government in respect to the compensation received by him pursuant to this agreement and that the Company will not be responsible for providing any medical, life or other forms of insurance coverage, or social security, pension and other benefits to Consultant and the Company shall not be responsible for the deduction or payment of taxes in respect of the amounts payable to Consultant under this agreement unless legally required by a government with proper jurisdiction or mutually agreed between the parties.

5. TERM AND-TERMINATION

5.1 This agreement will be effective as and from August 1, 2000 and will continue in force until terminated pursuant to Sections 5.2, 5.3 or 5.4.

5.2 The Company shall have the right to terminate this agreement and the services of Consultant:

a) for gross neglect, incompetence, dishonesty or other just cause in accordance with law or

b) for any act or omission that is in breach of any obligation under this Agreement and such breach has not been remedied within thirty (30) days after written notice thereof has been given to Consultant by the Company

The right of the Company to terminate shall be in addition to and without prejudice to any other rights that the Company may have against Consultant.

5.3 This agreement will automatically terminate in the event of the death or permanent disability of Consultant.

5.4 This agreement may be terminated by either party by 90 days written notice to the other party.

5.5 Upon termination of this Agreement, Consultant will forthwith deliver to the Company all documents, correspondence, books, records, computer records and data, and other materials and items in his possession which are the property of the Company,

6. NOTICE

6.1 Any notice, commitment, election, consent or any communication required or permitted to be given hereunder by either party hereto to the other party, in any capacity (hereinafter called a "Notice") shall be in writing and may be delivered personally and shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail return receipt requested, telefaxed or delivered, to the address of such other party hereinafter set forth:

If to Balaton:
Balaton Power Inc.
1521 Harbour Drive
Coquitlam . B.C.
V3J 5V6
Attention: David J. Elgee
Facsimile: (604) 931-8866

If to Consultant:
Andrew Finneran
6151 Doulton Avenue
Richmond, B.C.,
Canada V7C 5A2
Facsimile: (604) 274-0064

or to such substitute address as such party may from time to time direct in writing, and any such Notice shall be deemed to have been received, if mailed, on the date noted an the return receipt, if telefaxed, on the first Business Day after the date of transmission, and if delivered, Upon the day of delivery or if such day is not a Business Day, then on the first Business Day thereafter.

7. HEADINGS

7.1 The headings appearing in the Agreement have been inserted for reference and as a matter of convenience and in no way define, limit or enlarge the scope or meaning of this Agreement or any of its provisions.

8. GOVERNING LAW

8.1 This Agreement shall I be governed by and construed in accordance with the laws of the Province of British Columbia and any action or proceeding in respect of it or alleging a breach of it will be commenced and maintained only in the a court of appropriate jurisdiction in the Province of British Columbia.

9.0 ENTIRE AGREEMENT

10.1 The provisions of this Agreement constitute the entire agreement between the parties and supersede all previous communications, representations, and agreements, whether verbal or written, between the parties with respect to its subject matter.

10. ASSIGNMENT

10.1 This Agreement is for the personal services of Consultant and may not be assigned by him/her in whole or in part.

11. CONFIDENTIALITY

11.1 Consultant shall not either during the continuance of this agreement or at any time divulge, publish or otherwise reveal either directly or indirectly or through any person, firm or corporation the private affairs ox secrets of the Company, its subsidiaries or affiliates to any person or persons other than the Directors of the Company and shall not without the written consent of the Company either during the continuance of this agreement or at any time thereafter use for his own purpose or any purpose other than those of the Company any information he may acquire in relation to the business and affairs of the Company. Consultant agrees, during the term of this agreement and at all times thereafter to keep confidential all information and material provided by the Company, excepting only such information as is already known to the public, and including any such information and material rclatiog to any customer, vendor or other party transacting business with the Company, and not to release, use or disclose the same except with the prior written permission of the Company.

12. ENUREMENT

12.1 This Agreement will enure to the benefit of and be binding upon the parties and their successors and permitted assigns.

13. FORCE MAJEURE

13.1 No party to this agreement shall be under liability for any failure to further perform any of their obligations hereunder by reason of force majeure including, but. not limited to, acts of God, strikes, (nation-wide or local), lock-outs, industrial dispute, governmental action, request or orders (whether having the force of law or otherwise), war, riots, embargoes, court orders, epidemics, lightening, earthquake, fire, flood, storms, tempest explosions or any other cause whatsoever of any nature or kind beyond their reasonable control. Nothing in this clause shall relieve the Company from liability to reimburse and pay Consultant for services and expenditures completed up to the date when further performance became impossible due to force majeure.

IN WITNESS WHEREOF the parties hereto have executed this Agreement. as at the day and year herein first above written.

BALATON POWER INC.

/s/ Illegible 9/19/00
President

______________
Director

______________
Witness Signature

/s/ ANDREW FINNERAN
ANDREW FINNERAN